FORM OF RESTRICTED STOCK AGREEMENT

g8wave Holdings, Inc.
2007 Equity Incentive Plan

g8wave Holdings, Inc. (the “Company”) hereby awards to the Awardee, and the Awardee hereby accepts, the Number of Shares of restricted Common Stock of the Company set for below (the “Shares”) pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”) and upon the terms and conditions below. A copy of the Plan is attached hereto and is incorporated herein in its entirety by reference.

1.	Identifying Provisions. As used in this Agreement, the following terms shall have the following respective meanings:

(a)	Awardee:

(b)	Date of Award:

(c)	Number of Shares:

2.
Vesting Schedule. Subject to the provisions below, on each date set forth below the Number of Shares indicated for each date shall become vested (i.e. nonforfeitable), provided that the Awardee is employed by or performing other services for the Company on that date:

	Date:	Number of Shares Vesting on Date:

(a)

(b)

(c)

(d)

3.
Forfeiture. In the event that the Awardee’s employment or other service relationship with the Company terminates before all of the Shares have become vested (except to the extent provided in the Plan), all unvested Shares will be forfeited to the Company automatically and without notice or payment to the Awardee on the date the Awardee’s employment or other service relationship is so terminated.

4.
Restricted Stock. Until they vest, the Shares are referred to herein as “Restricted Stock.” Except as otherwise set forth herein, Restricted Stock shall not be transferred, assigned, pledged or otherwise encumbered during the period beginning on the Date of Award and ending on date that the Shares vest pursuant to Section 2 (the “Restricted Period”). Any attempt at any transfer, assignment, pledge, or other disposition during the Restricted Period shall be null and void and without effect and shall cause the immediate forfeiture of all Shares of Restricted Stock. Restricted Stock that is forfeited shall be immediately transferred to the Company without any payment by the Company. The Company shall have the full right to cancel certificates evidencing such forfeited Shares automatically upon such forfeiture, whether or not such certificates shall have been surrendered to the Company. Following such forfeiture, the Awardee shall have no further rights with respect to such forfeited Shares of Restricted Stock.

5.
Legend. Any stock certificate(s) representing the Restricted Stock awarded hereunder shall be: (a) affixed with the following legend: “The shares represented by this certificate are subject to forfeiture and restrictions on transfer pursuant to the terms of a Restricted Stock Agreement between the Company and the record holder of this certificate, a copy of which is available for inspection at the offices of the Company or may be made available upon request;” and (b) deposited with the Company, together with a stock power endorsed by the Awardee in blank (in the form attached as Exhibit A hereto).

6.
Delivery of Certificates. At the expiration of each Restricted Period applicable to Shares awarded hereunder, the Company shall deliver any stock certificate(s) not representing Restricted Stock to the Awardee or the person or persons to whom rights under this Agreement shall have passed by bequest or inheritance, as the case may be, free of the restrictions and legend set forth in this Agreement. Upon the written request of the Awardee to the Chief Financial Officer of the Company, the Company will cause any stock certificate representing both Restricted Stock and vested Shares to be cancelled and reissued as new stock certificates representing Restricted Stock and vested Shares. The stock certificate representing the vested Shares shall be free of the restrictions and legend set forth in this Agreement (but may be subject to restrictions and contain legends under applicable securities laws) and shall be delivered to the Awardee; and the stock certificate representing the Restricted Stock shall deposited with the Company. Absent willful misconduct by the Company, it shall be exempted from any responsibility or liability for any delivery or delay in delivery pursuant to this Agreement and for any other act or omission.

7.
Rights as a Stockholder. Subject to the restrictions contained in this Agreement, the Awardee shall have the rights of a stockholder with respect to the Shares, including the right to vote the Shares, including Restricted Stock, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof, subject to non-transferability restrictions and Company repurchase or forfeiture rights and subject to any other conditions provided herein. Forfeiture of Restricted Stock pursuant to this Agreement shall not create any obligation to repay dividends received as to such Restricted Stock during the Restricted Period, nor shall such forfeiture invalidate any votes given by the Awardee with respect to such Shares prior to forfeiture.

8.
Taxes, Brokerage Fees & Commissions. The parties hereto recognize that the Company will be obligated to withhold federal, state and local income taxes and social security taxes to the extent that the Awardee realizes ordinary income in connection with the vesting of the Restricted Stock (or the filing of an election with respect thereto under Section 83(b) of the Internal Revenue Code) or the payment of dividends on the Restricted Stock. Any and all taxes, and any brokerage fees or commissions in connection with the sale of any Shares are the responsibility of the Awardee. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the vesting of the Restricted Stock (or the filing of a Section 83(b) election with respect thereto) no later than the date of vesting or filing such election. Such payment shall be made in cash or cash equivalent. If the Awardee does not make such payment of taxes, the Awardee agrees that the Company or a subsidiary or an affiliate of the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Awardee.

9.
No Right of Employment. The Awardee acknowledges and agrees that nothing herein or in the Plan, nor any of the rights awarded hereunder or thereunder to Awardee, shall be construed to (a) give Awardee the right to be or remain employed by the Company or to receive employee benefits, or (b) in any manner restrict the right of the Company to modify, amend or terminate any of its employee benefit plans.

10.
Treatment of Shares. Any and all awards or deliveries of Shares hereunder shall constitute special incentive payments to the Awardee and shall not be taken into account in computing the amount of salary or compensation of the Awardee for the purpose of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance, 401(k) or other employee benefit plan of the Company, or any of its affiliates, or (b) any agreement between the Company or any of its affiliates, on the one hand, and the Awardee on the other hand, except as such plan or agreement shall otherwise expressly provide.

11.
The Plan. This Agreement is subject to, and the Awardee agrees to be bound by, all of the terms and conditions of the Plan under which the Shares were awarded, as the same may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board of the Company (or any Committee thereof) has final authority to interpret and construe the Plan and this Agreement, and is authorized to adopt rules and regulations for carrying out the Plan.

12.	Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

13.
Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the Shares awarded hereunder, and all other matters contained herein. This Agreement supersedes and replaces any and all prior oral or written agreements with respect to the subject matter hereof. This Agreement may be amended, and any provision hereof waived, only in a writing signed by the party against whom such amendment or waiver is sought to be enforced. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

IN WITNESS WHEREOF, the Company has executed this Restricted Stock Agreement on ______________, 20__.

g8wave Holdings, Inc.

By:

By signing this Agreement below, the Awardee hereby acknowledges that he/she has read, understands and accepts this Agreement and agrees to all of the terms and conditions set forth herein and set forth in the g8wave Holdings, Inc. 2007 Equity Incentive Plan.

Awardee Signature

Print Name

Exhibit A

STOCK TRANSFER POWER

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto g8wave Holdings, Inc. _______________________ (________________________) shares of Common Stock of g8wave Holdings, Inc. standing in my name on the books of said corporation and represented by stock certificate no.________ representing all of such shares and hereby irrevocably constitute and appoint ________________________________, attorney for such transfer of said stock on the books of said corporation with full power of substitution in the premises.

Dated: ___________________

Print name: _______________________